EXHIBIT 4.3




                            U.S. WIRELESS DATA, INC.





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                          REGISTRATION RIGHTS AGREEMENT
                                   RELATING TO

                   THE 6% CONVERTIBLE SUBORDINATED DEBENTURES
                                DUE JULY 21, 2000

                                       AND

                     CERTAIN COMMON STOCK PURCHASE WARRANTS
                    ISSUED IN CONJUNCTION WITH THE DEBENTURES


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                                  July 22, 1998

                                TABLE OF CONTENTS
                                -----------------


1.  REGISTRATION UNDER THE SECURITIES ACT OF 1933

         Section 1.1   Certain Definitions.................................2
         Section 1.2   Proposed Transfers..................................3
         Section 1.3   Company Registrations...............................4
         Section 1.4   Mandatory Registration .............................5
         Section 1.5   Expenses of Registration............................7
         Section 1.6   Registration Procedures.............................8
         Section 1.7   Indemnification....................................12
         Section 1.8   Information by Holder..............................12
         Section 1.9   Termination of Registration Rights.................12
         Section 1.10  Lockup.............................................12

2.       MISCELLANEOUS

         Section 2.1   Survival of Covenants; Successors and Assigns......12
         Section 2.2   Assignability of Rights............................12
         Section 2.3   Communications and Notices.........................12
         Section 2.4   Law Governing......................................13
         Section 2.5   Subsequent Instruments and Acts....................13
         Section 2.6   Severability.......................................13
         Section 2.7   Entire Agreement; Amendments.......................13
         Section 2.8   Delays, Omissions, and Waivers.....................14
         Section 2.9   Authorization......................................14
         Section 2.10  Gender, Number and Tense...........................14
         Section 2.11  Headings...........................................14
         Section 2.12  Counterparts.......................................14
         Section 2.13  Remedies...........................................14



                                        i
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                          REGISTRATION RIGHTS AGREEMENT



         This Registration Rights Agreement is made and entered into as of this 22nd day of July, 1998, among U.S. WIRELESS DATA, INC., a Colorado corporation (the "Company"), and the purchaser of the Company's 6% Convertible Subordinated Debentures Due July 21, 2000 (the "Debentures") and Common Stock Purchase Warrants exercisable at _______________________________________ Dollars
($________) per share through July 21, 2001 (the Warrants"), who has signed the signature page of this Agreement (the "Holder").

                                    RECITALS


     A. The Holder and the Company are parties to the Purchase Agreement of even date herewith (the "Agreement") whereby Holder has been issued Debentures in the amount set forth on the Purchase Agreement executed by Holder, in exchange for cash paid to the Company in like amount and Warrants exercisable to purchase ______________________________ (__________) shares of Common Stock, and under certain circumstances as described in the Debenture Agreement dated as of July 22, 1998, the Company may be required to issue additional Common Stock Purchase Warrants (the "Redemption Warrants") to the Holder (collectively, the Common Stock issuable upon exercise the Warrants and the Redemption Warrants is referred to hereafter as the "Warrant Stock").

     B. Upon satisfaction of certain conditions: the Debenture is convertible into shares of the Company's no par value Common Stock (the "Conversion Stock"); and in certain cases, interest payable on the Debenture may be payable in Common Stock (the "Interest Stock"), all pursuant to the formulas stated in the Debenture.

     C. The Holder is willing to have all of its rights with respect to registration of his/her/its Registrable Securities (as defined below) under the Securities Act of 1933 governed by this Agreement.


                                      TERMS

         NOW, THEREFORE, in consideration of the promises and covenants and the mutual obligations of the parties hereto, as stated herein, the parties agree as follows:

  REGISTRATION UNDER THE SECURITIES ACT OF 1933.

         Section 1.1   Certain Definitions.
                       --------------------
     As used in this Agreement, the following terms shall have the following respective meanings:

                  "Blue Sky Laws" shall mean the securities regulation laws of any political subdivision of the United States.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Holder" shall mean the holder of outstanding Registrable Securities.

                  "Initial Issuance Date" shall mean the initial date of issuance of the Debentures to any Holder.

                  "Potential  Material  Event" shall mean any of the  following:
(a) possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by a determination made in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be seriously detrimental to the business and affairs of the Company; (b) any material engagement or activity of the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent inclusion of such information.

                  The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the Commission.

                  "Registrable Securities" means (i) the Conversion Stock (ii) the Interest Stock; (iii) the Warrant Stock; and (iv) any other securities issued with respect to any of the above securities by way of dividends, stock-splits, recapitalization, adjustments or the like. Registrable Securities do not include: (i) any of the above securities which have been registered pursuant to a registration statement under the Act and sold pursuant thereto or which have otherwise become eligible for sale in the public market; or (ii) any of the above securities as to which the rights granted hereunder have terminated pursuant to Section 1.10 of this Agreement.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 1.6 below, including, by way of illustration only and without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, underwriting expenses not included in Selling Expenses, and the expense of any audits or financial statement reviews incident to or required by any such registration (including the expense of any cold comfort letters), and Blue Sky fees and expenses (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                  "Restricted Securities" shall mean the securities of the Company required to bear the legend substantially the same as the legend set forth in Section 1.2(D) of this Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Selling Expenses" shall mean the underwriting discounts and selling commissions applicable to the sale of Registrable Securities and any fees of any counsel or other advisors retained by or to represent any Holder.

         Section 1.2   Proposed Transfers.
                       -------------------
     The Holder, by entering into this Agreement, agrees to comply in all respects with the following provisions:

          (A) Except with respect to transactions not involving a change in beneficial ownership, any request for transfer of Registrable Securities (other than under circumstances described in Section 1.3 and Section 1.4 below), if reasonably requested by the Company, shall be accompanied by a written opinion of legal counsel (which shall be reasonably satisfactory to the Company and its counsel) stating that the proposed transfer of the Registrable Securities may be effected without registration under the Securities Act and without Blue Sky qualification, and which opinion may be "reasoned" and/or based upon (i) no action letters issued by the Commission which are based on similar facts or circumstances and/or (ii) telephone conversations or written correspondence with the staff of the Commission.

          (B) Having satisfied Subsection 1.2(B) above, the Holder shall be entitled to transfer the Registrable Securities in accordance with the terms of the notice delivered by the Holder to the Company.

          (C) Each certificate evidencing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend in substantially the following form in addition to any legend acquired under applicable state securities laws:


         THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY
         NOT  BE  SOLD,   OFFERED  FOR

         SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND SUCH LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

The Company shall remove such  restrictive  legend upon the request of Holder if
(1) the Company has received an opinion of counsel who is reasonably acceptable to it and its counsel to the effect that registration of any and all future transfers is not required, (2) an appropriate registration statement with respect to such Registrable Securities has been filed by the Company with the Commission and declared effective by the Commission and the shares of Registrable Securities to be sold under the registration statement have been sold thereunder and in compliance with the applicable plan of distribution contained therein and any qualifications required under any Blue Sky Laws, (3) such transfer shall be made in compliance with the requirements of Rule 144 or its successor, or (4) Holder has met the requirements of subparagraph (k) of Rule 144 or its successor. Under any of these circumstances, the Company shall cause new certificates without the above legend to be issued promptly to the Holder or the Holder's designee in exchange for outstanding legended certificates.

         Section 1.3   Company Registrations.
                       ----------------------

          (A) Notice and Piggyback Rights. If at any time the Company shall decide to register any of its securities, the Company will:

               (1) promptly give to Holder written notice of the registration (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky laws); and

               (2) include in such registration (and any related Blue Sky qualification or other compliance reasonably requested by Holder in order to sell such securities), and in any underwriting involved, all the Registrable Securities specified in a written request, made within 20 days after receipt of such written notice from the Company, by the Holder, except as set forth in Subsection 1.3(B) below.

     The provisions of this Subsection 1.3(A) do not apply to any of the following: (i) a registration on any registration form which would not permit secondary sales by Holder, (ii) a registration which relates solely to employee benefit plans, or (iii) a registration which relates solely to a Commission Rule 145 transaction.

          (B) Underwriting; Limits. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Subsection 1.3(A). If

     Holder proposes to distribute its Registrable Securities through such underwriting, it shall enter into an underwriting agreement in customary form with the underwriters selected by the Company. Notwithstanding any other provision of this Section 1.3, if the underwriter determines that marketing factors require a limitation of the amount of securities to be registered, the Company may exclude from such registration any Registrable Securities requested to be included. If Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter within five (5) days after receipt of such notice, and any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from registration.

          (C) Waiver. The Holder's rights under this Section 1.3 may be waived as to any particular offering by the Holder.

         Section 1.4   Mandatory Registration upon Issuance of the Debentures.
                       -------------------------------------------------------

          (A) Mechanics. The Company shall use its best efforts to prepare and file a shelf registration statement and other qualifications or compliances with respect to all Registrable Securities held by the Holder. Holder shall advise the Company as to those specific jurisdictions in which Holder reasonably expects to offer the Registrable Securities for sale during such period. Holder shall not be entitled to fulfill the requirements of this designation by stating "all states" or by listing each and every state in the United States. Holder shall further advise the Company of any plan of distribution for the Registrable Securities and shall provide the Company with such information as it may reasonably request to allow the Company to comply with all applicable federal and state statutes and regulations as may be applicable to the registration. Holder shall enter such further agreements and provide such information as the Company shall reasonably request setting forth additional terms applicable to Holder and the distribution of Holder's Registrable Securities as may be requested by the Company to allow it to comply with any applicable state or federal law, regulation or policy. The failure of Holder to provide such information and/or to enter into such agreements may preclude Holder from having Holder's Registrable Securities included in the registration.

                  The Company will:

               (1) Use its diligent best efforts to file as soon as practicable, but in any event within seventy five calendar days (75) days after the Initial Issuance Date, all such registrations, qualifications and compliances as may be so requested and as would facilitate the sale and distribution of all or such portion of such Holder's Registrable Securities as are specified in the request, and respond to any comments from federal and/or state regulatory authorities within fifteen (15) days of receipt of any such comments.

               (2) Use its diligent best efforts to prepare, file and obtain effectiveness of the registration statement under this Section 1.4 on no more than one (1) occasion, excluding offerings by Holder pursuant to Section 1.3 above. If any proceeds of the offering are received by the Company, the offering will be deemed to be pursuant to Section 1.3 above.

               (3) Use its best efforts to keep the registration statement effective continuously for no less than twenty four (24) months from the Initial Issuance Date, subject to the right of the Company to suspend sales under the registration statement during such period(s) as described in Subsection 1.6(E). Any suspension of sales during such period of effectiveness shall not toll the twenty four (24) month period.

          (B) Exceptions. The Company shall not be obligated to effect any registration, qualification, or compliance requested by Holder with respect to a proposed distribution of Registrable Securities by Holder under this
     Section 1.4:

               (1) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance or where such registration, qualification or compliance would be legally unattainable or unreasonably expensive or onerous for the Company, in light of all circumstances and other avenues available to the Holder for disposing of Registrable Securities; or

               (2) if the Company has effected one (1) such registration pursuant to this Section 1.4 and such registration has been declared and ordered effective and has remained effective for twenty four (24) months from the Initial Issuance Date.

     If the Company shall furnish to Holder a certificate signed by the President of the Company stating that there exist a Potential Material Event, then the Company's obligation to use its best efforts to file a registration statement under this Section 1.4 shall be deferred for a period during which such Material Potential Event exists, provided that this period will not exceed ninety (90) days after the expiration of the initial ninety (90) days within which to file such registration statement, and provided further that the Company shall not defer its obligations in this manner more than once in any twelve-month period. Nothing done by the Company pursuant to this paragraph shall in any way prevent application of the penalty provisions contained in the Debentures that create the obligation of the Company to compensate the Holders should the effectiveness of the registration statement be delayed beyond 120 days from the date of the Initial Issuance Date.

          (C) Underwriting. If the Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 1.4.

               (1) The Holder shall negotiate with an underwriter selected by Holder and reasonably approved by the Company with regard to the underwriting of the requested registration.

               (2) The right of Holder to include its Registrable Securities in a registration pursuant to Section 1.4 shall be conditioned upon the Holder's participation in such underwriting on the terms and conditions of such underwriting and upon the inclusion of the Holder's Registrable Securities sought to be registered in the underwriting.

               (3) The Company shall (together with Holder) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Holder.

               (4) Notwithstanding any other provision of this Section l.4, if the underwriter advises the Holder in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company will then include in such registration, prior to the inclusion of any other securities which are not Registrable Securities, the number of shares of Registrable Securities that the underwriter believes may be included in the registration. A registration will not count as the registration request permitted under this Section 1.4 unless the Holder is able to register and sell all of the Registrable Securities requested to be included in such registration.

          (D) Holder understands and agrees that other securityholders of the Company may have registration rights that must be honored by the Company's obligations to register Registrable Securities hereunder. Holder agrees that such rights may be honored by the Company and that such other securities may be included in the registration(s) filed pursuant to Sections 1.3 and 1.4 of this Agreement. The Company agrees that it shall not grant any additional rights to any person which would entitle such person to have shares of the Company's Common Stock (or other securities exercisable for or convertible into Common Stock) included in any registration statement filed hereunder without the consent of Holders of no less than fifty percent (50%) of all Registrable Securities.

          (E) Holder understands and agrees that any Registrable Securities remaining unsold by Holder at the time the Registration Statement expires may be deregistered and cannot thereafter be sold absent reregistration or compliance with Section 1.2 of this Agreement.


         Section 1.5   Expenses of Registration.
                       -------------------------

          (A) Registration Expenses. All Registration Expenses incurred in connection with registration, qualification or compliance under Section 1.3 and Section 1.4 shall be borne by the Company; provided that with respect to securities being registered pursuant to Section 1.3, Holder agrees that it will pay all Blue Sky fees associated with the registration of Registrable Securities in those states in which the Company is not otherwise registering or qualifying shares of its stock for sale in such registration, other than the State of New York.

          (B) Selling Expenses. All Selling Expenses incurred in connection with these transactions shall be borne by the Holder.

          (C) Legal Expenses. Holder shall bear its own expenses, if any, for the fees and disbursements of counsel or other advisors to such Holder incurred in connection with these transactions.

          (D) Ineffective Requested Registration. The Company shall not be required to pay any Registration Expenses if the registration statement does not become effective as a result of the withdrawal of the request for registration by the Holder pursuant to Subsection 1.4(A), which withdrawal was not caused by the Company's failure to comply with applicable registration requirements and regulations. In such a case, the Holder shall bear a proportional share of such Registration Expenses and such registration shall not be counted as a registration pursuant to Subsection 1.4(A), or the Holder may determine not to bear such expenses and such registration shall be counted as a registration pursuant to Subsection 1.4(A).

         Section 1.6  Registration  Procedures.
                      -------------------------
     In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (A)  Advise  the  Holder   within   forty  eight  (48)  hours  of  the
     effectiveness with the SEC of any registration statement which includes shares eligible for sale by the Holder thereunder.

          (B) Keep such registration, qualification or compliance effective until the Holder has completed the distribution described in the registration statement), but for not more than twenty four (24) months from the Initial Issuance Date (or if the registration is underwritten, 90 days from the date of effectiveness); provided, however, that the Company shall not be required to maintain an effective registration for shares that, even though included in an initial registration, are no longer classified as Registrable Securities by reason of the termination of the rights granted hereunder pursuant to Section 1.10 of this Agreement.

          (C) Furnish such number of prospectuses (including preliminary prospectuses, sticker supplements and amendments) and other documents incident to the registration as Holder from time to time may reasonably request.


          (D) At the time when any registration statement becomes effective, and at the time when any post-effective amendment becomes effective, request counsel to furnish to the Holder an opinion of counsel in customary form and reasonably satisfactory to the Holder.

          (E) Notify Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and at the request of Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading. Between such time as the Company notifies a Holder pursuant to this Subsection and the time any such supplement or amendment is effective and available for use, the registration shall be suspended and no sales by Holder shall be made of Registrable Shares thereunder during such period.

          (F) Cause all such Registrable Securities to be listed on each securities exchange, quotation system or other market on which similar securities issued by the Company are then listed.

          (G) Provide a transfer  agent and registrar  for all such  Registrable
     Securities  not  later  than  the  effective  date  of  such   registration
     statement.

          (H) Obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holder may reasonably request.

          (I) Furnish an opinion of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering.

         Section 1.7   Indemnification.
                       ----------------

          (A) Company's Obligation to Indemnify.

               (1) Generally. Subject to subparagraph (3) below, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, the Company will indemnify Holder, its officers, directors, and partners and each person controlling Holder, each legal counsel, and each underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue or alleged untrue statement of, or omission or alleged omission of a material fact contained in, or required to be stated in any registration statement, including any preliminary or final prospectus, offering circular or other document incident to any such registration, qualification, or compliance. The Company will further indemnify such persons against any violation or alleged violation by the Company of any rule or regulation promulgated under the Securities Act or any applicable state securities law in connection with any such registration, qualification or compliance.

               (2) Reimbursement. The Company will promptly reimburse Holder, and each of its officers, directors, partners and controlling persons, each legal counsel and each such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action.

               (3) Limitation. The Company will not be liable in any such case to the extent that any claim, loss, damage, liability or expense arises out of any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in such registration statement, including any preliminary or final prospectus, offering circular or other document, is based upon written information furnished to the Company by an instrument duly executed by Holder or underwriter and which is stated to be specifically for use therein.

               (4) Survival of Obligation. The obligations of the Company under this Section 1.7 shall survive the completions of the offerings of Registrable Securities under the registration statements, and otherwise.

          (B) Holder's Obligation to Indemnify.

               (1) Generally. Subject to subparagraph (3) below, Holder will indemnify the Company, each legal counsel and independent accountant of the Company, each underwriter of the Company's securities covered by such a registration statement, and each person who controls the Company within the meaning of the Securities Act, and all of their respective officers, directors and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue or alleged untrue statement of, or omission or alleged omission of a material fact contained in, or required to be stated in, any registration statement, including any preliminary or final prospectus, offering circular or other document.

               (2) Reimbursement. Furthermore, Holder will promptly reimburse the Company, underwriters, legal counsel and independent accountants and all of their respective officers, directors, partners, and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action.

               (3) Limitation. In any case, Holder's obligation under this Subsection 1.7(B) shall extend only so far as the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement (including any preliminary or final prospectus), offering circular, or other document in reliance upon written information furnished to the Company by an instrument duly executed by Holder and which is stated to be specifically for use therein.

               (4) Survival of Obligation of the Holder. The obligations of Holder under this Section 1.7 shall survive the redemption and conversion, if any, of the Purchased Stock, the completions of the offerings of Registrable Securities under the registration statements, and otherwise.

          (C) Indemnifying Party May Assume Defense.

               (1) Generally.  Each party entitled to indemnification under this
          Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. Unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist with respect to such claim, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any resulting litigation. But counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be ap- proved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at its own expense. Failure by the Indemnified Party to provide such written notice shall not relieve the Indemnifying Party from its obligation under this
          Section 1.7. In the event that the Indemnifying Party does not assume the defense of any such claim or any resulting litigation within a reasonable period of time, or in the event disparate interests of the Indemnified and Indemnifying Parties require the Indemnified Party to seek separate counsel, the Indemnified Party may assume the defense with counsel of its choice, and the Indemnifying Party will pay the reasonable expense of such counsel; provided, however, that the Indemnifying Party will be required to assume the expense of only one single counsel for all Indemnified Parties in connection with any given claim or litigation.

               (2) Settlement Approval, Release Required. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation. Furthermore, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7.

               (D) Contribution. If recovery is not available under the foregoing indemnification provisions of this section for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under the

          Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the party who supplied or failed to supply the information as to which the claim is asserted, the opportunity to correct and prevent any statement or omission, and any other equivalent considerations appropriate under the circumstances.

     Section 1.8 Information by Holder. The Holder shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder, as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     Section 1.9 Termination of Registration Rights. The registration rights granted pursuant to this Section 1 shall terminate with respect to any particular Registrable Securities upon the earlier to occur of: (i) two (2) years from the date of this Agreement; or (ii) the date on which such Registrable Securities are eligible for resale pursuant to the provisions of Rule 144(k) of the Commission (or any similar or successor to Rule 144(k)), without limitations as to the amount of such securities which may be sold under such Rule(s).

     Section 1.10 Lockup. In the event the Company files a registration statement with the Commission in connection with a public offering of the Company's securities, Holder agrees, if so requested by the Company or the underwriter of such offering, that Holder will not effect, or permit to be effected on Holder's behalf, any public sale or distribution of any shares of capital stock of the Company (except as part of such registration and public offering, if so permitted) during the 30-day period beginning on the first date of the effectiveness of such registration.

2.       MISCELLANEOUS.

     Section 2.1 Survival of Covenants; Successors and Assigns. All covenants, agreements, representations and warranties made by the parties in this Agreement shall survive the closing of the transactions contemplated by this Agreement. All such covenants, agreements, representations and warranties will inure to the benefit of, and be binding upon, any successors, assigns, heirs, transferees, executors, and administrators of the parties hereto.


     Section 2.2 Assignability of Rights. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the written consent of Holder.

     Section 2.3 Communications and Notices. Except as otherwise provided for in this Agreement, all communications and notices provided for in this Agreement shall be in writing and will be given by telegram, facsimile (with delivery confirmed by the party giving notice), express courier holding itself out as able to make delivery within one business day of receipt, hand delivery receipted by the addressee, or by mail (postage-paid, certified mail, return receipt requested) to such address and for such attention, as any party may from time to time designate by notice in writing to the Company or to the Holder as the case may be. Notice will be effective one business day after delivery to a telegraph company or express courier, three business days after deposit in the U.S. Mail as provided above, or upon receipt if hand- delivered or facsimile-delivered, as the case may be. All notices shall be sent to the Holders at their addresses as they appear on the Company's records. All notices to be sent to the Corporation shall be sent as follows:


                           U.S. Wireless Data, Inc.
                           2200 Powell Street
                           Suite 450
                           Emeryville, California  94608

                           or to:  Facsimile (510) 596-2029

                           Attention:  Evon A. Kelly, President

The address and facsimile number to which any notice is to be sent hereunder may be changed by the sending of notice to such effect, setting forth the changed address to which notices should be sent thereafter.

     Section 2,4 Law Governing. This Agreement shall be governed by the Laws of the State of Colorado in all respects, as such laws are applied to agreements among Colorado residents entered into and to be performed entirely within Colorado.

     Section 2.5 Subsequent Instruments and Acts. The parties agree that they will execute any further instruments and perform any acts that may become necessary to carry out this Agreement.

     Section 2.6 Severability. If any term, provision, covenant, or condition of this Agreement, or its application to any person or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons or circumstances shall remain in full force and effect.

     Section 2.7 Entire Agreement; Amendments.

          (A) This Agreement and the other documents and agreements delivered pursuant hereto constitute the full and entire agreement and understanding among the parties with regard to the subjects hereof and thereof.

          (B) This Agreement may not be amended orally. Amendment to this Agreement, or of any supplement, and of the rights and obligations of the Company and of the Holder, may be made only by the Company and Holder in writing.

     Section 2.8 Delays, Omissions, and Waivers. No delay or omission to exercise any right, power or remedy (with the exception of a delay by an Indemnified Party in providing notice to the Indemnifying Party pursuant to
Section 1.7(C) hereof) accruing to the Company or Holder, upon any breach or default of any party hereto under this Agreement, will impair any such right, power or remedy of the Company or Holder nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, nor will any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or Holder of any provision or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. No waiver by the Holder of any provision of this Agreement will be effective without a written consent signed by Holder.

     Section 2.9 Authorization. Each of the undersigned representatives of the parties warrants and represents that he is duly authorized to execute this Agreement on behalf of the respective party for which he signs, and that the organization on whose behalf he signs is currently in good standing in the jurisdiction where organized.

     Section 2.10 Gender, Number and Tense. Throughout this Agreement, as the context may require:

          (A) The masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; and

          (B) The singular number includes the plural, and the plural number includes the singular.

     Section 2.11 Headings. The headings of the Sections and Subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

     Section 2.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 2.13 Remedies. No remedy herein conferred upon the parties hereto is intended to be exclusive of any other remedy herein or provided by law, but each shall be cumulative and shall be in addition to every other remedy set forth in this Agreement or existing at law, in equity, or by statute. The parties specifically acknowledge that under certain circumstances the parties may be entitled to specific performance and/or injunctive relief where without such remedies the damage to the injured parties may be irreparable and money damages inadequate. Moreover, in any suit between or among the parties hereto for such breach of the provisions hereof, the prevailing party in such suit shall be entitled to receive from the breaching party, reasonably attorneys' fees and disbursements incurred in the prosecution of such suit.


         [The remainder of this page has been left intentionally blank.]

Signature Page to Registration Rights Agreement - 6% Convertible Subordinated Debentures


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first written above.


                                    THE COMPANY:

                                    U.S. WIRELESS DATA, INC.,
                                    a Colorado corporation


                                    By: _____________________________

                                    Its: ____________________________

                                    THE HOLDER:


                                    _________________________________
                                    [Print or Type Name]


                                     ________________________________
                                    [Signature]

                                     ________________________________

                                     ________________________________
                                    [Address for Notices]

                                     ________________________________
                                    [Telephone Number, including area codes]

                                     ________________________________
                                    [FAX Number, including area codes]

                                     ________________________________
                                    [Date]